UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 18, 2006

MEXORO MINERALS LTD.
(formerly SUNBURST ACQUISITIONS IV, INC.)
(Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

609 Granville Street, Suite 880 Vancouver, B.C. Canada	V7Y 1G5
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 800-661-7830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On July 18th, 2006, Minera Rio Tinto S. A. De C. V. (“MRT”) and Mexoro Minerals, Ltd.’s wholly-owned subsidiary, Sunburst de Mexico, S.A. de C.V. (“Sunburst de Mexico”), entered into the Agreement to Extend Due Date (the “Agreement”). This Agreement modifies the Agreement entered into by MRT and Sunburst de Mexico on August 18, 2005 in regard to the Guazaparez Concessions in Mexico.

Under the original agreement, Sunburst de Mexico was required to pay MRT $60,000 on August 2, 2006 as part of the payments required for the purchase of eight mineral concessions in the Guazaparez area of Mexico having title numbers 209497, 212890, 226217, 211040, 223664, 213572, 220788, and 226884.

The Agreement extends the due date for this payment until October 31, 2006. All other terms of the original agreement remain unchanged.

ITEM 9.01 Exhibits

(d)

10.5 AGREEMENT made and entered in the City of Chihuahua, State of Chihuahua as of the 18th day of August, 2005 among COMPAÑÍA MINERA DE NAMIQUIPA, S. A. DE C. V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, and MINERA RIO TINTO, S. A. DE C. V. a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, and MARIO HUMBERTO AYUB TOUCHE having a domicile at San Antonio No. 2036 Chihuahua, Chihuahua and SUNBURST MINING DE MÉXICO, S. A. DE C. V., a company duly incorporated and validly existing pursuant to the laws of the United Mexican States (herein incorporated by reference the Company’s report on Form 8-K for report date August 22, 2005 and filed with the Securities and Exchange Commission on August 25, 2005).

10.19 AGREEMENT TO EXTEND DUE DATE entered into on the 18th day of July 2006 by and between Sunburst de Mexico, S.A. de C.V. (“Sunburst de Mexico”), a company incorporated pursuant to the laws of the United Mexican States and Minera Rio Tinto, S.A. De C.V. (“MRT”)., a company incorporated pursuant to the laws of the United Mexican States (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MEXORO MINERALS, LTD.

By: /s/Robert Knight
Robert Knight, President and Director
July 24, 2006